Exhibit 32.02

CERTIFICATION OF CHIEF FINANCIAL OFFICER
REQUIRED BY RULE 13a-14(b) or RULE 15d-14(b)
AND SECTION 906 OF THE SARBANES-OXLEY ACT
OF 2002, 18 U.S.C. SECTION 1350

In connection with the Annual Report of Williams Controls, Inc (the “Company”) on Form 10-K for the period ended September 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dennis E. Bunday, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ DENNIS E. BUNDAY
Dennis E. Bunday
Chief Financial Officer
Williams Controls, Inc.
December 12, 2012

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